Exhibit 5.1


             [LETTERHEAD OF PAUL, HASTINGS, JANOFSKY & WALKER LLP]



February 3, 2005


Bioenvision, Inc.
345 Park Avenue
41st Floor
New York, NY 10154

Re: Bioenvision, Inc. - Public offering of up to 8,625,000 shares of common stock

Ladies and Gentlemen:

        We have acted as counsel to Bioenvision, Inc., a Delaware corporation (the "Company"), in connection with the underwritten public offering (the "Offering") by the Company, pursuant to a Prospectus Supplement dated as of February 2, 2005 (the "Prospectus Supplement"), of up to 8,625,000 shares (the "Shares") of common stock, par value $0.001 per share, of the Company (the "Common Stock"), covered by the Registration Statement on Form S-3 (Registration No. 333-119928) and all amendments thereto (the "Registration Statement") as filed with the United States Securities and Exchange Commission (the "Commission") by the Company pursuant to the Securities Act of 1933, as amended (the "Securities Act"). The Shares will be sold pursuant to an underwriting agreement, dated February 2, 2005 (the "Underwriting Agreement"), among the Company and the underwriters named therein.

        In connection with this opinion, we have examined originals or copies of such documents, resolutions, certificates and instruments of the Company as we have deemed necessary to form a basis for the opinions hereinafter expressed. In addition, we have reviewed certificates of public officials, statutes, records and such other instruments and documents and have made such investigations of law as we have deemed necessary to form a basis for the opinion hereinafter expressed. In our examination of the foregoing, we have assumed, without independent investigation, (i) the genuineness of all signatures and the authority of all persons or entities signing all documents examined by us, (ii) the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, conformed or photostatic copies and (iii) the authenticity of the originals of such latter documents. With regard to certain factual matters, we have relied, without independent investigation or verification, upon, and assumed the accuracy and completeness of, statements and representations of representatives of the Company. We have also assumed that the Shares will be sold for a price per share not less than the par value per share of the Common Stock, and that the Shares will be issued and sold as described in the Registration Statement and the Underwriting Agreement.

Bioenvision, Inc.
February 3, 2005
Page 2


        Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly authorized, and when issued, delivered and paid for in the manner set forth in the Registration Statement and pursuant to the Underwriting Agreement, will be validly issued, fully paid and non-assessable.

        We are members of the Bar of the State of New York, and accordingly, do not purport to be experts on or to be qualified to express any opinion herein concerning the laws of any jurisdiction other than laws of the State of New York and the Delaware General Corporation Law, including the applicable provisions of the Delaware Constitution and the reported cases interpreting those laws, as currently in effect.

        This opinion letter deals only with the specified legal issues expressly addressed herein, and you should not infer any opinion that is not explicitly addressed herein from any matter stated in this letter.

        We consent to the use of this opinion as an exhibit to the current report filed on Form 8-K, to be filed by the Company with the Commission on or about the date hereof and to the reference to our firm under the caption "Legal Matters" in the Prospectus Supplement which is a part of the Registration Statement. In giving such consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations thereunder. This opinion is rendered to you as of the date hereof and we assume no obligation to advise you or any other person hereafter with regard to any change after the date hereof in the circumstances or the law that may bear on the matters set forth herein even though the change may affect the legal analysis or a legal conclusion or other matters in this letter.

Very truly yours,

/s/ Paul, Hastings, Janofsky & Walker LLP